WESTERN ASSET TRUST, INC.
                  FULL RANGE DURATION PORTFOLIO

June 30, 1994 - June 30, 1995   (one year)

   Cumulative Total Return

   ERV  = (112.18 x 1.4817431) - (105.02  x 1.3869846)  x 1000 + 1000 = 1141.16
          -------------------------------------------
                     (105.02 x 1.3869846)
   P    = 1000

   C    = 1141.16 -  1   = .14116 =  14.12%
          -------
           1000

   Average Annual Return:  Same



September 4, 1990  - June 30, 1995 (life of fund)
   Cumulative Total Return:

   ERV = (112.18  x 1.4817431) - (100.00 x 1.0) x 1000 + 1000 =   1662.22
          -------------------------------------

                         (100.00 x 1.0)
   P   =   1000

   C   =   1662.22  -  1 = 0.662219 =   66.22%
          ---------

            1000

   Average Annual Return:

                         1
                      ------
                      4.8219
       (0.662219 + 1)    -   1 = 11.12%

                           WESTERN ASSET TRUST, INC.
                        INTERMEDIATE DURATION PORTFOLIO

June 30, 1994 - June 30, 1995   (one year)
   Cumulative Total Return

   ERV  = (107.36  x 1.0253594) - (100.00  x 1.0)  x 1000 + 1000 = 1100.83
          ---------------------------------------
                   (100.00 x 1.0)
   P    = 1000

   C    = 1100.83   -  1  = .100826 =  10.08%
          -------
           1000

   Average Annual Return:  Same

July 1, 1994  - June 30, 1995 (life of fund)
   Cumulative Total Return:

      ERV  = (107.36  x 1.0253594) - (100.00  x 1.0)  x 1000 + 1000 = 1100.83
             --------------------------------------
                      (100.00 x 1.0)

      P    = 1000

      C    = 1100.83   -  1  = .100826 =  10.08%
             -------
              1000

   Average Annual Return: Same